                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               The Bear Stearns Funds
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                   William Langston
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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
                             THE BEAR STEARNS FUNDS
                              S&P STARS PORTFOLIO
                                245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 1-800-766-4111

                              -------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                 JUNE 18, 1997

                              -------------------

    Notice is hereby given that a Special Meeting of the Shareholders of the S&P STARS Portfolio (the "STARS Portfolio"), a separate non-diversified portfolio of The Bears Stearns Funds (the "Fund"), will be held on June 18, 1997 at 10 a.m. Eastern time at the offices of the Fund, 245 Park Avenue, New York, New York, for the following purposes:

     I. To approve or disapprove a new investment advisory agreement between the Fund, on behalf of the STARS Portfolio, and Bear Stearns Funds Management Inc. to take effect as soon as practicable after approval by shareholders. No fee increase is proposed.

    II. To transact such other business as may be properly brought before the meeting.

    Shareholders of record at the close of business on May 8, 1997 are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                          By Order of the Board of Trustees,

                                                     ELLEN T. ARTHUR
                                                        SECRETARY

Dated: May 15, 1997

                             THE BEAR STEARNS FUNDS
                              S&P STARS PORTFOLIO
                                245 PARK AVENUE
                            NEW YORK, NEW YORK 10167
                                 1-800-766-4111

                              -------------------

                                PROXY STATEMENT
                               DATED MAY 15, 1997

                              -------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 JUNE 18, 1997

                              -------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of The Bear Stearns Funds (the "Fund"), a Massachusetts business trust, on behalf of one of its series, the S&P STARS Portfolio (the "STARS Portfolio"), for use at a Special Meeting of Shareholders (the "Meeting") to be held on June 18, 1997 at 10 a.m. Eastern time at the offices of the Fund, 245 Park Avenue, New York, New York, and at any adjournment thereof, and was first mailed to shareholders on or about May 15, 1997. Even if you sign and return the accompanying proxy, you may revoke it by giving written notice of such revocation to the Secretary of the Fund prior to the Meeting or by delivering a subsequently dated proxy or by attending and voting at the Meeting in person. Management expects to solicit proxies principally by mail, but Management or agents appointed by Management may also solicit proxies by telephone, telegraph or personal interview. The costs of solicitation will be borne by the Fund.

    The following are the Proposals for the Meeting:

     I. Shareholders will be asked to approve or disapprove a new investment advisory agreement (the "Investment Advisory Agreement") between the Fund, on behalf of the STARS Portfolio, and Bear Stearns Funds Management Inc. to take effect as soon as practicable after approval by shareholders; and

    II. Shareholders will be asked to transact such other business as may be properly brought before the meeting.

    The Board of Trustees has fixed the close of business on May 8, 1997 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, there were approximately 4,193,286, 2,376,836 and 1,185,135 outstanding Class A, Class C and Class Y shares of the STARS Portfolio, respectively, each share being entitled to one vote on each matter to come before the Meeting. As of May 8, 1997, the following shareholders owned, directly or indirectly, 5% or more of the indicated Class of the STARS Portfolio's outstanding shares:

                                            NUMBER OF SHARES
TITLE OF            NAME AND ADDRESS          BENEFICIALLY       PERCENT
CLASS             OF BENEFICIAL OWNER             OWNED         OF CLASS
------------  ----------------------------  -----------------  -----------
Class Y       Custodial Trust Company              755,684           63.8
              101 Carnegie Center
              Princeton, NJ 08540

A shareholder who beneficially owns, directly or indirectly, more than 25% of the STARS Portfolio's voting securities may be deemed a "control person" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")). Members of the Board of Trustees and officers of the Fund, as a group owned less than 1% of the STARS Portfolio shares outstanding on May 8, 1997.

    The Fund's Annual Report for the fiscal year ended March 31, 1997, including financial statements, will be sent to all shareholders of record on or about May 23, 1997. The Annual Report does not, however, form any part of the proxy soliciting material. A COPY OF THE FUND'S ANNUAL REPORT MAY BE RECEIVED, FREE OF CHARGE, BY CALLING THE FUND, TOLL FREE, AT 1-800-766-4111 OR BY WRITING TO THE FUND AT THE ABOVE ADDRESS.

    Approval of the proposed Investment Advisory Agreement for the STARS Portfolio will require the affirmative vote of a "majority of the outstanding voting securities" of the STARS Portfolio, which for this purpose means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the STARS Portfolio or (2) 67% or more of the shares present at the Meeting if more than 50% of the outstanding shares are present at the Meeting in person or by proxy (see Proposal I, below).

    At the Meeting, the presence in person or by proxy of shareholders entitled to cast 30% of the votes thereat shall constitute a quorum. For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not cast, at the Meeting. Under the 1940 Act, the affirmative vote necessary to approve a matter under consideration may be determined with reference to a percentage of votes present at the Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.

    In addition to the solicitation of proxies by mail, the Fund may utilize the services of officers and employees of the Fund, Bear Stearns Funds Management Inc. ("BSFM"), 245 Park Avenue, New York, New York, and Bear, Stearns & Co. Inc. ("Bear Stearns"), 245 Park Avenue, New York, New York, none of whom receive any compensation therefor, to solicit proxies by telephone, telegraph and personal interview, and may also provide shareholders with a procedure for recording their votes by telegraph, facsimile, telephone or other electronic means. The estimated costs of solicitation of proxies are expected to be approximately $5,000 in the aggregate for the Fund and will be borne by the Fund. The Fund may request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of shares of record. Persons holding shares as nominees will, upon request, be reimbursed for their reasonable expenses incurred in sending soliciting material to their principals.

    THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED BY THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR APPROVAL OF EACH OF THE ABOVE PROPOSALS.

                 BEAR STEARNS MASTER FUND/FEEDER FUND STRUCTURE

    The STARS Portfolio invests all of its assets in the S&P Master Series (the "Master Series") of the S&P STARS Fund (the "Master Fund"), an open-end management investment company, rather than in a portfolio of securities. This arrangement is typically known as a "master-feeder" structure. The STARS Portfolio is the sole shareholder of the Master Series (other than a nominal amount of shares of the Master Series owned by Bear Stearns). BSFM, a wholly-owned subsidiary of The Bear Stearns Companies, Inc., serves as the Master Series' investment adviser.

    Shareholder approval of the proposed Investment Advisory Agreement is being sought contemporaneously with certain structural changes proposed by BSFM to consolidate the operations of the Master Fund and the Master Fund's one series portfolio, the Master Series. BSFM has informed the Fund that it believes this change, will improve the long-term viability of the STARS Portfolio.

    The Master Fund, Master Series and STARS Portfolio were originally organized as components of a "master fund/feeder fund" structure. Under this structure, the STARS Portfolio was a "feeder fund" because it sold its shares to the public and invested all of its assets in a "master fund," the Master Series. Because the STARS Portfolio invested exclusively in the Master Series, the STARS Portfolio did not need to enter into an investment advisory agreement. Instead, the STARS Portfolio benefited from the Master Series' investment advisory agreement with BSFM and indirectly bore the advisory fee expenses of the Master Series. The STARS Portfolio did, however, enter into an Administration Agreement with BSFM pursuant to which it pays BSFM an administration fee at the annual rate of 0.15 of 1% of its average daily net assets for services relating to the overall administration of the STAR Portfolio's business. For the fiscal year ended March 31, 1997, the administration fee earned amounted to $149,100. In addition, the STARS Portfolio has adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan") pursuant to which it pays Bear Stearns at an annual rate of 0.50% of the average daily net assets of Class A shares of the STARS Portfolio and 1.00% of the average daily net assets of Class C shares of the STARS Portfolio. For the fiscal year ended March 31, 1997, the STARS Portfolio paid Bear Stearns $186,162 with respect to Class A shares and $225,290 with respect to Class C shares under the Rule 12b-1 Plan. All such amounts were paid to brokers or dealers.

    By contrast, the Master Series invests directly in securities and sells its shares only to the STARS Portfolio and may sell its shares to certain institutional investors. Consequently, the Master Series entered into an investment advisory agreement with BSFM, dated February 23, 1995, but did not adopt a Rule 12b-1 Plan or pay separately for administrative services (which were provided by BSFM under the investment advisory agreement of the Master Series).

    BSFM assumes general supervision over placing orders on behalf of the Master Series for the purchase or sale of investment securities. Allocation of brokerage transactions, including their frequency, is made in BSFM's best judgment and in a manner deemed fair and reasonable to shareholders. The primary consideration is prompt execution of orders at the most favorable net price. Subject to this consideration, the brokers selected include those that supplement BSFM's research facilities with statistical data, investment information, economic facts and opinions. Information so received is in addition to and not in lieu of services required to be performed by BSFM and BSFM's fees are not reduced as a consequence of the receipt of such supplemental information. Such information may be useful to BSFM in serving both the Master Series and other funds which it advises and, conversely, supplemental information obtained by the placement of business of other clients may be useful to BSFM in carrying out their obligations to the Master Series. Sales of STARS Portfolio shares by a broker are sometimes taken into consideration, and brokers may be selected because of their ability to handle special executions such as are involved in large block trades or broad distributions, provided the primary consideration is met. Large block trades may, in certain cases, result from two or more funds advised or administered by BSFM being engaged simultaneously in the purchase or sale of the same security. When transactions are executed in the over-the-counter market, the Master Series deals with primary market makers unless a more favorable price or execution otherwise is obtainable.

    To the extent consistent with applicable provisions of the 1940 Act and the rules and exemptions adopted by the Securities and Exchange Commission thereunder, the Board of Trustees of the Master Fund has determined that transactions for the Master Series may be executed through Bear Stearns if, in the judgment of BSFM, the use of Bear Stearns is likely to result in price and execution at least as favorable as those of other qualified broker-dealers, and if, in the transaction, Bear Stearns charges the Master Series a rate consistent with that charged to comparable unaffiliated customers in similar transactions. In addition, Bear Stearns may directly execute such transactions for the Master Series on the floor of any national securities exchange, provided (i) the Board of Trustees has expressly authorized Bear Stearns to effect such transactions, and (ii) Bear Stearns annually advises the Board of Trustees of the aggregate compensation it earned on such transactions. Over-the-counter purchases and sales are transacted directly with principal market makers except in those cases in which better prices and executions may be obtained elsewhere.

    If the proposed Investment Advisory Agreement is approved, BSFM will assume general supervision over placing orders on behalf of the STARS Portfolio for the purchase and sale of investment securities. It is anticipated that the Board of Trustees of the Fund will adopt identical procedures for the STARS Portfolio with regard to the execution of securities transactions for the STARS Portfolio through Bear Stearns, an affiliate of the STARS Portfolio and BSFM. For the fiscal year ended March 31, 1997, the Master Series paid total brokerage commissions of $474,679 of which $368,764 was paid to Bear Stearns. The Master Series paid 77.7% of its commissions to Bear Stearns.

    One of the original purposes of establishing the master-feeder structure was to enable the Master Series to sell its shares to other mutual funds or institutional investors. The practical effect of this arrangement would be to allow different investors to participate in the portfolio of the Master Series through different structures that may not be available to other investors, such as off-shore limited partnerships, high minimum-investment private accounts and institutional investors. Allowing these diverse investors to become shareholders in a single portfolio could result in economies of scale and lower expense ratios for shareholders. For example, fixed expenses that otherwise would have been borne solely by the STARS Portfolio would be spread among a larger asset base provided by more than one fund investing in the Master Series.

    The Master Series, however, has not realized its goal of achieving multiple institutional shareholders. Therefore, it has not realized the economies of scale for which it had hoped.

    On March 25, 1997, BSFM advised the Trustees of the Master Fund that it believed the continuation of a master fund/feeder fund structure in the case of the STARS Portfolio and the Master Series would no longer be in the best long-term interests of either fund or their respective shareholders and indicated that it would present a proposal for the simplification of this structure. On March 25, 1997, BSFM recommended to the Board of Trustees of the Master Fund that the Master Fund, which had net assets of

$120,140,093 at March 31, 1997, be liquidated, subject to the approval of the Trustees of the Fund and subject to the approval of the shareholders of the STARS Portfolio of a new investment advisory agreement. The Trustees of the Master Fund, after careful consideration in accordance with the Declaration of Trust of the Master Fund, found that continuation of the Master Fund would no longer be in the best interests of the Master Fund or its shareholders and unanimously approved such liquidation. On April 29, 1997, the Trustees of the Fund approved the liquidation of the STARS Portfolio's investment in the Master Series and approved a new investment advisory agreement between the Fund, on behalf of the STARS Portfolio, and BSFM. As a result, if shareholders of the STARS Portfolio approve the Investment Advisory Agreement, the Master Series will distribute all of its assets, consisting of its portfolio investments and cash, to the STARS Portfolio and to Bear Stearns.

    The liquidation is intended to qualify as a tax-free liquidation. This means that the transaction will not be taxable to either the Master Series or the STARS Portfolio and that the STARS Portfolio will acquire a carryover basis in the assets of the Master Series distributed to it in liquidation. As a consequence of this liquidating distribution, shareholders of the STARS Portfolio will become direct rather than indirect investors in a mutual fund investing in a portfolio of investments.

    To accomplish this goal, the STARS Portfolio will request a complete liquidation of its shares of the Master Series, such liquidation to be effected by a resolution of the Board of Trustees of the Fund. In turn, the Master Series will redeem "in kind." That is, rather than liquidate its assets and pay cash to its redeeming shareholder, it will satisfy its obligation to the STARS Portfolio by delivering its portfolio securities to the STARS Portfolio. The STARS Portfolio will then directly own essentially all of the portfolio securities in the Master Series, except for a nominal amount owned by Bear Stearns, and shareholders of the STARS Portfolio will be in the same position as they were before the transaction was consummated.

    Shareholders of the STARS Portfolio are being asked to approve the proposed Investment Advisory Agreement with BSFM because one does not currently exist.

                                   PROPOSAL I
                     APPROVAL OR DISAPPROVAL OF INVESTMENT
                     ADVISORY AGREEMENT FOR STARS PORTFOLIO

    The Board of Trustees of the Fund recommends that shareholders of the STARS Portfolio approve the adoption of the proposed Investment Advisory Agreement with BSFM. The proposed Investment Advisory Agreement is summarized below, and a complete copy is attached as Exhibit A.

                PROPOSED INVESTMENT ADVISORY AGREEMENT WITH BSFM

    THE INVESTMENT ADVISORY AGREEMENT. The proposed Investment Advisory Agreement is substantially identical to the existing investment advisory agreement for the Master Series with BSFM (the "Master Advisory Agreement") and does not provide for any increase in investment advisory fees. The Master Series' investment adviser is BSFM, a wholly-owned subsidiary of The Bear Stearns Companies Inc., which is located at 245 Park Avenue, New York, New York 10167. The Bear Stearns Companies Inc. is a holding company which, through its subsidiaries including its principal subsidiary, Bear Stearns, is a leading United States investment banking, securities trading and brokerage firm serving United States and foreign corporations, governments, institutional and individual investors. BSFM is a registered investment adviser and offers, either directly or through affiliates, investment advisory and administrative services to open-end and closed-end investment funds and other managed pooled investment vehicles with net assets at April 30, 1997 of approximately $2.8 billion.

    The Master Series' principal portfolio manager is Robert S. Reitzes. Mr. Reitzes joined Bear Stearns Asset Management in 1994 as Director of Mutual Funds-Bear Stearns Asset Management and Senior Managing Director of Bear Stearns. From 1991 until 1994, he was Co-Director of Research and Senior Chemical Analyst at C.J. Lawrence/Deutsche Bank Securities Corp. For six years prior thereto, Mr. Reitzes was employed by Mabon, Nugent & Co. as Chief Investment Officer and Chemical Analyst. Mr. Reitzes will continue to manage the STARS Portfolio if the proposed Investment Advisory Agreement is approved.

    THE ADVISORY FEES. Under the terms of the Master Advisory Agreement, the Master Fund has agreed to pay BSFM a monthly fee at the annual rate of 0.75 of 1% of the Master Series' average daily net assets. For the fiscal year ended March 31, 1997, the investment advisory fees payable amounted to $747,970. BSFM waived $699,997 of its advisory fee pursuant to an undertaking by BSFM, resulting in net advisory fees of $47,973 paid by the Master Fund. The advisory fee under the proposed Investment Advisory Agreement will be paid monthly at an annual rate of 0.75 of 1% of the STARS Portfolio's average daily net assets.

    BSFM has undertaken until such time as it gives investor 60 days' notice to the contrary to waive its investment advisory fee and assume certain expenses of the Master Series and the STARS Portfolio, other than brokerage commissions, extraordinary items, interest and taxes to the extent that total operating expenses exceed 1.5% of Class A's average daily net assets, 2% of Class C's average daily net assets and 1% of Class Y's average daily net assets for the fiscal year. BSFM will make the same undertaking with regard to the STARS Portfolio if the proposed Investment Advisory Agreement is approved. Thus, shareholders will be subject to the same expense ratio under the new arrangement in which BSFM provides investment advisory services directly to the STARS Portfolio. Pursuant to BSFM's undertaking to waive its investment advisory fee and assume certain expenses of the STARS Portfolio, total operating expenses of the STARS Portfolio will not exceed 1.50% for Class A, 2.00% for Class C and 1.00% for Class Y.

DIFFERENCES BETWEEN THE MASTER AND PROPOSED ADVISORY AGREEMENTS:

    There are no material differences between the proposed Investment Advisory Agreement and the Master Advisory Agreement, except that:

    1. Pursuant to the National Securities Markets Improvement Act of 1996, which created a national system of regulating mutual funds by pre-empting State blue sky laws, the STARS Portfolio need no longer comply with State blue sky laws involving expense limitations. Therefore, the language referring to such limitations is not in the proposed Investment Advisory Agreement.

    2. Under the Master Advisory Agreement, BSFM provided administrative services to the Master Series. Under the terms of an Administration Agreement with the Fund, BSFM currently provides administrative services to the STARS Portfolio. Therefore, the language referring to the provision of administrative services is not in the proposed Investment Advisory Agreement.

    3. References to a Sub-Investment Adviser have been deleted from the proposed Investment Advisory Agreement.

    4. A provision has been added to the proposed Investment Advisory Agreement in which the STARS Portfolio agrees not to use "Bear Stearns" in its name if BSFM ceases to act as its investment adviser.

    The following persons are directors and/or senior officers of BSFM: Mark A. Kurland, Chief Executive Officer, President, Chairman of the Board and Director; Robert S. Reitzes, Executive Vice President and Director; Frank J. Maresca, Executive Vice President; Vincent L. Pereira, Treasurer and Secretary; Michael Minikes, Warren J. Spector and Robert M. Steinberg, Directors. The business address of each of the directors and officers is 245 Park Avenue, New York, New York 10167.

    The following are the directors and/or senior officers of the Fund who are affiliated with BSFM, their position with the Fund, and the nature of their affiliation with BSFM: Alan J. Dixon, Interested Trustee; Robert S. Reitzes, Chairman of the Board of Trustees, Director of Mutual Funds-Bear Stearns Asset Management and Senior Managing Director of Bear Stearns; Donalda L. Fordyce, Vice President, Senior Managing Director of Bear Stearns; Peter B. Fox, Senior Managing Director Emeritus--Bear Stearns, Public Finance; Frank J. Maresca, Vice President and Treasurer, Managing Director--Bear Stearns; Ellen T. Arthur, Secretary, Associate Director of Bear Stearns; Vincent L. Pereira, Assistant Treasurer, Associate Director of Bear Stearns; Eileen M. Coyle, Assistant Secretary, Vice President of Bear Stearns.

                              BOARD CONSIDERATIONS

    In considering whether to recommend that the proposed Investment Advisory Agreement be approved by shareholders, the Board of Trustees considered the nature and quality of services provided by BSFM to date, comparative data as to advisory fees and expenses. The Board also requested and evaluated such other information from BSFM which the Board deemed to be relevant, including, but not limited to, that the rate at which advisory fees will be paid to BSFM would be identical to the rate at which fees are now paid.

    In approving the proposed Investment Advisory Agreement, the Board also considered that the new arrangement does not require any change in BSFM's investment management or operation of the STARS Portfolio, the investment personnel managing the STARS Portfolio, the shareholder services or other business activities of the STARS Portfolio, or the investment objective of the STARS Portfolio. BSFM has advised that, at present, it neither plans nor proposes to make any material changes in the business, corporate structure or composition of senior management or personnel of BSFM, or in the manner in which BSFM renders investment advisory services to the STARS Portfolio. If, after the approval of the proposed Investment Advisory Agreement, changes in BSFM are proposed that might materially affect its services to the STARS Portfolio, the Board will consider the effect of those changes and take such action as it deems advisable under the circumstances.

    The Board, including a majority of the Trustees who are not interested persons of the STARS Portfolio or BSFM ("Disinterested Trustees"), unanimously approved the proposed Investment Advisory Agreement at the meeting held on April 29, 1997.

              REQUIRED VOTE AND BOARD OF DIRECTORS' RECOMMENDATION

    Approval of the proposed Investment Advisory Agreement will require the affirmative vote of a "majority of the outstanding voting securities" of the STARS Portfolio, which, for this purpose, means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the STARS Portfolio or

(2) 67% or more of the shares of the STARS Portfolio present at the meeting if more than 50% of the outstanding shares of the STARS Portfolio are represented at the meeting in person or by proxy. If the shareholders of the STARS Portfolio do not approve the proposed Investment Advisory Agreement, the Board will take such further action as it may deem to be in the best interests of the STARS Portfolio's shareholders.

               THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT
                SHAREHOLDERS VOTE "FOR" THE FOREGOING PROPOSAL.

                               OTHER INFORMATION

    VOTING INFORMATION AND DISCRETION OF THE PERSONS NAMED AS PROXIES. While the Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the management intends to present or knows that others will present is the business mentioned in the Notice of Meeting. If any other matters lawfully come before the Meeting, and in all procedural matters at the Meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the attorneys named therein, or their substitutes, present and acting at the Meeting.

    If at the time any session of the Meeting is called to order a quorum is not present, in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies with respect to any such proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment, and will vote those proxies required to be voted against the proposal, against any such adjournment. A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate. Any adjourned session or sessions may be held within 90 days after the date set for the original Meeting without the necessity of further notice.

    SUBMISSION OF PROPOSALS FOR THE NEXT ANNUAL MEETING OF THE COMPANY. Under the Fund's Agreement and Declaration of Trust and By-Laws, annual meetings of shareholders are not required to be held unless necessary under the 1940 Act (for example, when fewer than a majority of the Trustees have been elected by shareholders). Therefore, the Fund does not hold shareholder meetings on an annual basis. A shareholder proposal intended to be presented at any meeting hereafter called should be sent to the Fund at 245 Park Avenue, New York, New York 10167, and must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the notice or proxy statement related to such meeting. The submission by a shareholder of a proposal for inclusion in a proxy statement does not guarantee that it will be included. Shareholder proposals are subject to certain regulations under federal securities law.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE SIGN YOUR PROXY CARD PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS NECESSARY.

                                          By Order of the Board of Trustees

                                                     ELLEN T. ARTHUR
                                                        SECRETARY

May 15, 1997

                                                                       EXHIBIT A

                                    FORM OF
                         INVESTMENT ADVISORY AGREEMENT
                             THE BEAR STEARNS FUNDS
                                245 PARK AVENUE
                            NEW YORK, NEW YORK 10167

                                                                          , 1997

Bear Stearns Funds Management Inc.
245 Park Avenue
New York, New York 10167

Dear Sirs:

    The above-named investment company (the "Fund"), with respect to the series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), herewith confirms its agreement with you as follows:

    The Fund desires to employ its capital by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in its charter documents and in its offering documents (Part A and Part B) as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund desires to employ you to act as its investment adviser.

    In this connection it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

    Subject to the supervision and approval of the Fund's Board, you will provide investment management of each Series' portfolio in accordance with such Series' investment objectives and policies as stated in the Fund's offering documents (Part A and Part B) as from time to time in effect. In connection, therewith, you will obtain and provide investment research and will supervise each Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series assets. You will furnish to the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Fund may reasonably request. The Fund wishes to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund from time to time such information as you may believe appropriate for this purpose.

    You shall exercise your best judgment in rendering the services to be provided to the Fund hereunder, and the Fund agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Fund or a

Series or to its security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of your duties hereunder or by reason of your reckless disregard of your obligations or duties hereunder (hereinafter "Disabling Conduct") would otherwise be subject by reason of Disabling Conduct.

    In consideration of services rendered pursuant to this Agreement, the Fund will pay you on the first business day of each month a fee at the rate set forth opposite each Series' name on Schedule 1 hereto or will pay you in accordance with the methodology described on additional Schedules hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Part A and Part B. The fee for the period from the date of the commencement of sales of a Series' shares (after any sales are made to you) to the end of the month during which such sales shall have been commenced shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement.

    For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of each Series' net assets.

    You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members, Securities and Exchange Commission fees, state Blue Sky qualification fees, advisory, administration and fund accounting fees, charges of custodians, transfer and dividend disbursing agents fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Series, existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

    The Fund understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more other investment companies and fiduciary or other managed accounts, and the Fund has no objection to your so acting, provided that when the purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

    In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

    Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.

    The Fund will indemnify you, your officers, directors, employees and agents (each, an "indemnitee") against, and hold each indemnitee harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) not resulting from Disabling Conduct by the indemnitee. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the indemnitee was not liable by reason of Disabling Conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by
(a) the vote of a majority of a quorum of Board members who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party Board members") or (b) an independent legal counsel in a written opinion. Each indemnitee shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the New York Business Corporation Law. Each indemnitee shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the indemnitee shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party Board members, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the indemnitee will ultimately be found to be entitled to indemnification. No provision of this Agreement shall be construed to protect any Board member or officer of the Fund, or any indemnitee, from liability in violation of Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act").

    As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date") and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board; or (ii) vote of a majority (as defined in the 1940 Act) of such' Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty, on 60 days' notice, by the Fund's Board or by vote of holders of a majority of such Series' shares or, upon not less than 90 days' notice, by you. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).

    The Fund recognizes that from time to time your directors, officers and employees may serve as trustees, directors, partners, officers and employees of other business trusts, corporations, partnerships or other entities (including other investment companies), and that such other entities may include the name "Bear Stearns" as part of their name, and that your corporation or its affiliates may enter into investment advisory or other agreements with such other entities. If you cease to act as the Fund's investment adviser, the Fund agrees that, at your request, the Fund will take all necessary action to change the name of the Fund to a name not including "Bear Stearns" in any form or combination of words.

    This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the relevant Series and shall not be binding upon any Board member, officer or shareholder of the Fund individually.

    If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                         Very truly yours,

                                         THE BEAR STEARNS FUNDS

                                         By:
                                              ----------------------------------

Accepted:

BEAR STEARNS FUNDS MANAGEMENT INC.

By:
     ----------------------------------

                                   SCHEDULE 1

                                                              ANNUAL FEE AS A
                                                               PERCENTAGE OF
                                                               AVERAGE DAILY         REAPPROVAL        REAPPROVAL
NAME OF SERIES                                                  NET ASSETS              DATE               DAY
------------------------------------------------------------  ---------------  ----------------------  -----------
S&P STARS Portfolio.........................................       .75 of 1%                   , 1999

                             THE BEAR STEARNS FUNDS

                              S&P STARS PORTFOLIO
                                      PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES of The Bear Stearns Funds (the "Fund"), on behalf of the S&P STARS Portfolio (the "STARS Portfolio"), for use at a Special Meeting of Shareholders to be held at the offices of the Fund, 245 Park Avenue, New York, New York, on June 18, 1997 at 10 a.m. Eastern time.

     The undersigned hereby appoints Ellen T. Arthur and Frank J. Maresca, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of beneficial interest of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters:

       Please mark box in blue or black ink.

ITEM I. Vote on Proposal to approve or disapprove a new investment advisory agreement between the Fund, on behalf of the STARS Portfolio, and Bear Stearns Funds Management Inc.

               FOR        AGAINST        ABSTAIN
              /  /         /  /            /  /

ITEM II. The transaction of such other business as may be properly brought before the meeting.

             FOR         AGAINST         ABSTAIN
             /  /          /  /           /  /

-------------------------------------------------------------------------------
     Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the above items.

     Receipt of Notice of Special Meeting is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY.



                                ------------------------------------------------
                                    Sign here exactly as name(s) appears hereon

                                -----------------------------------------------

                                Dated:                                   , 1997
                                      ----------------------------------

                                IMPORTANT: Joint owners must EACH sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.